DocuSign Envelope ID: 55E92D28-CE56-49DA-97CC-5D28F616C5BE AMENDMENT NO. 7 TO OEM SUPPLY & DEVELOPMENT AGREEMENT Amendment No. 7 to OEM Supply & Development Agreement (the "Amendment"), between Olink Proteomics AB, a Swedish corporation with its principal place of business at Dag Hammarskjöld vag 52B, SE-752 37 Uppsala, Sweden ("Olink"), and Standard BioTools Inc. (formerly known as Fluidigm Corporation), a Delaware corporation organized and existing under the laws of the United States of America, with its principal office at Two Tower Place, Suite 2000, South San Francisco, CA 94080 USA ("SBI"), and together with Olink, the "Parties", and each, a "Party". WHEREAS, the Parties have entered into an OEM Supply & Development Agreement, with an Effective Date of March 31, 2020 and Amendment 1 (with an Effective Date of September 15, 2021), Amendment 2 (with an Effective Date of November 30, 2021), and Amendment 3 (with an Effective Date of February 4, 2022), Amendment 4 (with an Effective Date of April 5, 2022), Amendment 5 (with an Effective Date of June 1, 2022), Amendment 6 (with Effective Date of August 29, 2022) (collectively, the "Existing Agreement"); and WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement. 2. Amendments. 2.1 The Parties have agreed to amend and replace section 7 of the agreement with the below: 7. Forecasts 7.1. Annual Forecast. During the Term of this Agreement, and except for the Initial Forecast set forth below, Olink shall provide Fluidigm, no later than the last day of each calendar quarter (March 31st, June 30th, September 30th, December 31st), its good faith12 months rolling forecast indicating Olink’s quarterly Product requirements for the following 12 months (the “Annual Forecast”). 7.2 Binding Forecast. The first two quarters of each Annual Forecast shall be binding upon both Olink and Fluidigm (the “Manufacturing Forecast”), wherein the first quarter of each Annual Forecast is the equivalent of the second quarter of the prior Annual Forecast. For illustrative purposes hereof only, on or before March 31, 2023, Olink will provide an Annual Forecast consisting of (1) a binding Manufacturing Forecast for orders to be placed in the two quarters ending

DocuSign Envelope ID: 55E92D28-CE56-49DA-97CC-5D28F616C5BE 3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of May 1st, 2023, (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. 4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment. (b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party. (c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. 5. Miscellaneous. (a) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. (b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. (c) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

DocuSign Envelope ID: 55E92D28-CE56-49DA-97CC-5D28F616C5BE (d) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel). IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date. OLINK PROTEOMICS AB By Name: Mattias Jansson Title: Finance Director STANDARD BIOTOOLS INC. By Name: Alex Kim Title: COO